EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-261706, 333-265895 and 333-267311) and in the Registration Statement on Form S-8 (File No. 333-249888) of HighPeak Energy, Inc., of our report dated March 6, 2024, relating to the consolidated financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, which appears in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

March 6, 2024